Exhibit 23.1
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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Sun Bancorp, Inc. on Amendment No. 1 to Form S-1 of our report dated January 31, 1997 appearing in the Prospectus, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche, LLP
    ----------------------
    Deloitte & Touche, LLP
    Philadelphia, PA

    February 26, 1997